EXHIBIT 99.1

N E W S    R E L E A S E

Contact:	Peter D. Brown
Senior Vice President,
Chief Information Officer
and Investor Relations
Foot Locker, Inc.
(212) 720-4254

FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

NEW YORK, NY, November 19, 2009 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended October 31, 2009.

Third Quarter Results
The Company reported a net loss of $6 million, or $0.04 per share, for the third quarter this year, after including $22 million, after tax, or $0.14 per share, of non-cash impairment charges to write down long-lived assets of the Company’s U.S. operations. Excluding the impairment charges, third quarter net income was $16 million, or $0.10 per share, in 2009.

In the year-ago period, net income was $24 million, or $0.16 per share, including an impairment charge of $3 million, after tax, or $0.02 per share, to write down the value of a short-term investment. Before the impairment charge, net income was $27 million, or $0.18 per share, in the 2008 third quarter period.

Third quarter sales decreased 7.3 percent, to $1,214 million this year compared with sales of $1,309 million for the corresponding prior-year period. Excluding the effect of foreign currency fluctuations, total sales for the thirteen-week period decreased 7.6 percent. Third quarter comparable-store sales decreased 8.2 percent.

“Our success in reducing expenses and tightly managing inventory helped to offset lower than anticipated sales in our U.S. operations,” stated Ken C. Hicks, Foot Locker, Inc.’s President and Chief Executive Officer. “The financial results at our international operations were far more encouraging, particularly as we experienced a favorable sales trend improvement in Europe as we progressed through the quarter and continuing sales gains in the Asia/Pacific region. We are also pleased with our strong internally-generated cash flow and quarter-end financial position.”

Year-to-Date Results
For the first nine months of the year, the Company reported net income of $25 million, or $0.16 per share, including impairment charges of $22 million, after-tax, or $0.14 per share. Excluding the impairment charges, year-to-date net income was $47 million, or $0.30 per share. This compares with net income of $45 million, or $0.29 per share, in last year’s period, which included impairment charges and store closing expenses of $21 million, after tax, or $0.14 per share. Before the impairment charges, net income was $66 million, or $0.43 per share, in the 2008 nine-month period.

Year-to-date sales decreased 10.0 percent to $3,529 million compared with sales of $3,920 million last year. Excluding the effect of foreign currency fluctuations, total sales for the thirty-nine week period decreased 7.2 percent. Comparable-store sales decreased 7.6 percent.

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Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Financial Position
During the past 12 months, the Company generated $134 million of positive cash flow, after capital expenditures and shareholder dividends. The Company utilized $106 million of this cash to acquire CCS in November 2008 and $28 million is reflected on its third quarter balance sheet as an increase in its total cash position, net of debt versus the same period last year. At the end of the third quarter, the Company’s cash and short-term investments totaled $438 million. Merchandise inventory at the end of the third quarter was $1,228 million, or 2.7 percent less than the comparable period of last year.

Store Base Update
The Company opened 33 new stores, remodeled or relocated 130 stores, and closed 73 stores during the first nine months of this year. At October 31, 2009, the Company operated 3,601 stores in 21 countries in North America, Europe and Australia. In addition, 20 franchised stores are currently operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (ET) on Friday, November 20, 2009 to discuss these results. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, November 27, 2009.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues and earnings, and other such matters are forward-looking statements. These forward-looking statements are based on many assumptions and factors detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended October 31, 2009 and November 1, 2008
(In millions, except per share amounts)

	Third Quarter	Third Quarter
	2009	2008
Sales	$1,214	$1,309

Cost of sales	885	954
Selling, general and administrative expenses	274	287
Depreciation and amortization	29	32
Impairment charges	36	3
Interest expense, net	3	1
Other (income)	---	(5)
	1,227	1,272
Income (loss) before income taxes	(13)	37
Income tax expense (benefit)	(7)	13
Net income (loss)	$(6)	$24

Diluted EPS:
Net income (loss)	$(0.04)	$0.16

Weighted-average diluted shares outstanding	156.4	155.6

	Year-To-Date	Year-To-Date
	2009	2008
Sales	$3,529	$3,920

Cost of sales	2,564	2,838
Selling, general and administrative expenses	804	885
Depreciation and amortization	85	97
Impairment charge & store closing program costs	36	23
Interest expense, net	8	4
Other (income)	(2)	(7)
	3,495	3,840

Income from continuing operations before income taxes	34	80
Income tax expense	10	35
Income from continuing operations	24	45
Discontinued operations, net of tax	1	---
Net income	$25	$45

Diluted EPS:
Income from continuing operations	$0.16	$0.29
Discontinued operations, net of tax	---	---
Net income	$0.16	$0.29

Weighted-average diluted shares outstanding	156.1	155.3

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Reconciliation of Net Income from a GAAP-reported basis to a non-GAAP basis
(unaudited)
Periods ended October 31, 2009 and November 1, 2008
(In millions, except per share amounts)

	Third Quarter	Third Quarter
	2009	2008
Net income (loss):
GAAP basis	$(6)	$24
Additions, after tax:
Impairment charge (1), (2)	22	3

Non-GAAP adjusted basis	$16	$27

Net income (loss) per share:
GAAP basis	$(0.04)	$0.16
Additions, after tax:
Impairment charge	0.14	0.02

Non-GAAP adjusted basis	$0.10	$0.18

	Year-To-Date	Year-To-Date
	2009	2008
Net income:
GAAP basis	$25	$45
Additions, after tax:
Impairment charge (1), (2), (3)	22	18
Store closing program costs (4)	---	3

Non-GAAP adjusted basis	$47	$66

Net income per share:
GAAP basis	$0.16	$0.29
Additions, after tax:
Impairment charge	0.14	0.12
Store closing program costs	---	0.02

Non-GAAP adjusted basis	$0.30	$0.43

(1)	2009 amount includes the write down of long lived assets.

(2)	2008 amount reflects the write down of the value of a short-term money market security.

(3)	2008 amount reflects the write down of the value of a note receivable from the purchaser of the Company’s former Northern Group Operation in Canada.

(4)	2008 amount reflects the costs of closing underproductive stores.

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FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	October 31,	November 1,
	2009	2008
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$438	$400
Merchandise inventories	1,228	1,262
Other current assets	216	238
	1,882	1,900

Property and equipment, net	400	505
Deferred tax assets	376	232
Other assets	305	392
	$2,963	$3,029

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$276	$271
Accrued and other liabilities	202	240
	478	511

Long-term debt and obligations under capital leases	138	128
Other liabilities	365	228
SHAREHOLDERS’ EQUITY	1,982	2,162
	$2,963	$3,029

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FOOT LOCKER, INC.
Stores and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	October 31,	November 1,	November 3,
	2009	2008	2007
Foot Locker U.S.
Number of stores	1,198	1,240	1,335
Gross square footage	4,860	5,055	5,458
Selling square footage	2,878	3,014	3,268

Footaction
Number of stores	323	341	368
Gross square footage	1,498	1,589	1,714
Selling square footage	940	985	1,055

Lady Foot Locker
Number of stores	466	507	543
Gross square footage	1,028	1,123	1,210
Selling square footage	588	640	687

Kids Foot Locker
Number of stores	304	314	333
Gross square footage	725	759	807
Selling square footage	426	448	479

Champs Sports
Number of stores	564	575	584
Gross square footage	3,016	3,107	3,173
Selling square footage	2,002	2,088	2,154

CCS
Number of stores	2	---	---
Gross square footage	6	---	---
Selling square footage	4	---	---

Foot Locker International
Number of stores	744	737	733
Gross square footage	2,161	2,150	2,119
Selling square footage	1,098	1,099	1,091

Total Stores Operated
Number of stores	3,601	3,714	3,896
Gross square footage	13,294	13,783	14,481
Selling square footage	7,936	8,274	8,734

Total Franchised Stores
Number of stores	20	16	10
Gross square footage	74	63	33
Selling square footage	50	42	22

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